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                                                                     EX-99.d.16

                                             FORM OF AMENDMENT #3 TO SCHEDULE A

PORTFOLIOS OF UBS RELATIONSHIP FUNDS

UBS High Yield Relationship Fund
UBS Defensive High Yield Relationship Fund
UBS U.S. Securitized Mortgage Relationship Fund
DSI Enhanced S&P 500 Relationship Fund

This Amendment has been agreed to as of this 8th day of April, 2002 by the undersigned.

         UBS RELATIONSHIP FUNDS

                  By:
                           -----------------------------------
                           Brian M. Storms

                           Title:   President
                                    --------------------------


         UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.


                  By:
                           -----------------------------------
                           Benjamin F. Lenhardt, Jr.

                           Title:   President and CEO
                                    --------------------------

         UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.


                  By:
                           -----------------------------------
                           Mark F. Kemper

                           Title:   Secretary
                                    --------------------------